UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022 (June 8, 2022)
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HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.	Other Events.
Under HF Sinclair Corporation’s (the “Corporation”) existing $1 billion share repurchase program (the “Existing Repurchase Program”), repurchases of the Corporation’s common stock may be made in the open market or through privately negotiated transactions from time to time or by other means in accordance with federal securities laws. On June 8, 2022, the Board of Directors of the Corporation determined that privately negotiated repurchases from REH Company (formerly known as The Sinclair Companies) are also authorized under the Existing Repurchase Program, subject to REH Company’s interest and other limitations. The timing and amount of share repurchases under the Existing Repurchase Program, including any repurchases from REH Company, will depend on market conditions and corporate, tax, regulatory and other relevant considerations. The Existing Repurchase Program may be discontinued at any time by the Board of Directors of the Corporation. To date, the Corporation has repurchased $18,405,398 in common stock in the open market under the Existing Repurchase Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Richard L. Voliva III
Name:    Richard L. Voliva III
Title:    Executive Vice President and Chief Financial Officer

Date: June 9, 2022